1347 Property Insurance Holdings, Inc. 10-K

1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

1347 Property Insurance Holdings, Inc.

Tampa, FL

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19500) of 1347 Property Insurance Holdings, Inc. of our report dated March 26, 2015, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA LLP

Grand Rapids, Michigan

March 26, 2015